EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-64999, No. 333-119971, No. 333-126075 and No. 333-1274545) and Form S-3 (No. 333-133617) of Synagro Technologies, Inc. of our reports, dated March 2, 2007, relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
Hein & Associates LLP
Houston, TX
March 2, 2007

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